EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sportsman’s Warehouse Holdings, Inc.:

We consent to the use of our report incorporated by reference herein.

(signed) KPMG LLP

Salt Lake City, Utah

August 30, 2019